UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3rd, 2017

PEERLOGIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191175	46-4824543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Sixth Ave, #351, New York, New York 10011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 550-9993

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01	Other Events.

On February 3rd, 2017, the Registrant entered into a non-binding letter of intent (the “Letter of Intent”) with Waywire Networks, Inc. (“Waywire”).

Under the terms of the Letter of Intent, the Registrant will acquire all of the assets of Waywire, including its intellectual property and portfolio of patents (the “Acquisition”), and assume certain designated liabilities of Waywire, in exchange for 1,000,000 shares of common stock of the Registrant and three-year warrants to acquire an aggregate of 3,000,000 shares of common stock of the Registrant (the “Purchase Price”). In addition, Waywire shall be entitled to 50% of the proceeds of any sales of the patents.

The Registrant is required to file a registration statement under the Securities Act of 1933 with respect to the resale of the aforementioned shares following the filing of its Annual Report on Form 10-K for the year ended December 31, 2016.

The Acquisition is subject to a number of conditions, including, without limitation, satisfactory completion of due diligence, execution of definitive documentation, and the consummation by the Registrant of a $250,000 financing.

Pending the closing, the Registrant has agreed to loan to Waywire $12,500 per week for at least three weeks to cover certain operating expenses, which loans shall accrue interest at the rate of 12% per annum. The loans are subject to the following conditions:

(a)	The Registrant shall approve of the use of proceeds of such funds;
(b)	The Registrant shall not have determined that there shall have occurred a material adverse change in the business, prospects, financial condition, or results of operations of Waywire; and
(c)	Waywire shall not have entered into any agreement to consummate any transaction with any third party with respect to the business, operation, or assets of the Company (a “Termination Event”).

In the event of a Termination Event (other than a Termination Event resulting from failure of the Registrant to move forward in accordance with the terms of the Letter of Intent), the entire principal amount of, and accrued and unpaid interest on, the Credit shall be immediately due and payable, together with a 20% premium thereon. In the event of Termination Event resulting from failure of the Registrant to move forward in accordance with the terms of the Letter of Intent, Waywire shall have 90 days to repay the loans and accrued interest thereon.

Pursuant to the Letter of Intent, following the closing, the board of directors of the Registrant shall be comprised of six members, five of whom shall be designated by the Registrant and one of which shall be designated by Waywire.

The description of the Letter of Intent contained herein does not purport to be complete and is qualified in its entirety by reference to the Form of Letter of Intent, a copy of which is filed herewith as Exhibit 10.1.

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Item	9.01 Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired

NA

(b)	Pro forma financial information

NA

(c)	Exhibits

Exhibit No.	Description

10.1	Form of Letter of Intent, dated February 3rd, 2017, between PeerLogix Inc. and Waywire Networks, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2017

PEERLOGIX, INC.

By:	/s/ William Gorfein
Name: William Gorfein
Title: Chief Executive Officer

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Exhibits

Exhibit No.	Description

10.1	Form of Letter of Intent, dated February 3rd, 2017, between PeerLogix Inc. and Waywire Networks, Inc.